Exhibit 10.1

Stock Purchase Agreement

By and Among

BioPower Operations Corporation

And

CLARKE COMPTON

DATED AS OF MARCH 5TH, 2022

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of March 05th, 2022 (the “Closing Date”), by and among BioPower Operations Corporation, a Nevada corporation (the “Company”) and Clarke Compton (“Buyer”). The Company and Buyer may be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, the Company desires to issue and sell to the Buyer certain shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and Buyer desires to buy certain shares of the Common Stock, as set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. DEFINITIONS

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Nevada generally are authorized or required by Law or other governmental actions to close.

(c)	“Contract” means any contract, commitment, understanding or agreement (whether oral or written).

(d)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(e)	“Governmental Entity” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(f)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(g)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or un asserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

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(h)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(i)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(j)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(k)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(l)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(m)	“Transactions” means the purchase and sale of the Shares and the other transactions contemplated under the Transaction Documents.

(n)	“Transaction Documents” means this Agreement and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection or Recital shall refer, respectively, to Sections, Subsections or Recitals of this Agreement; wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; references herein to any gender shall include each other gender; references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions of this Agreement and as set forth below, at the Closing (as defined below) the Company shall issue and sell to Buyer 625,000 shares of Common Stock (the “Shares”) for a total purchase price of (i) USD$250,000 to be paid in FIAT currency (the “Purchase Price” and “Cash Purchase Price”).

Section 2.02 Deliverables at Closing. At the Closing (as defined below):

(a)	Buyer shall deliver to the Company the Cash Purchase Price, via wire transfer to an account as designated by the Company; and

(b)	the Company shall issue to Buyer the Shares via book entry in the books and records of the Company.

Section 2.03 Closing. On the terms set forth herein, the closing of the Transactions (the “Closing”) shall take place by conference call and electronic communication (i.e., emails/pdf) or facsimile, with exchange of original signatures to follow by mail, on the Closing Date and effective as of 11:59 p.m. Pacific time on the Closing Date.

Article III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer that the following representations and warranties contained in this Article III are true and correct as of the Closing Date:

Section 3.01 Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Nevada and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by The Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 3.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

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(b)	The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, do not (i) violate or conflict with any Law or Order to which the Company or any of the Shares may be subject, (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation under any Contract to which the Company is a party or to which the Company or any of the Shares are subject or by which the Company’s properties, assets or rights are bound or (iii) result in the creation or imposition of any Lien upon any of the rights, properties or assets of the Company or on any of the Shares.

Section 3.03 Brokers. The Company has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

Article IV. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company that the following statements contained in this Article IV are true and correct as of the Closing Date:

Section 4.01 Authorization of Transactions. Buyer is a natural person, resident in Canada, and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform Buyer’s obligations hereunder and thereunder. The execution, delivery and performance by Buyer of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each Transaction Document to which Buyer is a party constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

(b)	The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the Transactions, do not violate any Laws or Orders to which Buyer is subject.

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Section 4.03 Investment Representations.

(a)	Buyer understands and agrees that the consummation of this Agreement including the delivery of the Shares to Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Shares are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Buyer hereby represents and warrants to the Company as of the Closing Date that Buyer is not a “US Person” which is defined as: (i) Any natural person resident in the United States (as defined below); (ii) any partnership or corporation organized or incorporated under the laws of the United States; (ii) any estate of which any executor or administrator is a US Person; (iii) any trust of which any trustee is a US Person; (iv) any agency or branch of a foreign entity located in the United States; (v) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US Person; (vi) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and (vii) Any partnership or corporation if (1) organized or incorporated under the laws of any foreign jurisdiction and (2) formed by a US Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) who are not natural persons, estates or trusts. For purposes of this Agreement, “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(c)	Buyer, as of the Closing Date, (i) is not located within the United States, and (ii) is not acquiring the Shares for the benefit of any US Person. This Agreement has been executed by Buyer at the location identified on the signature page hereto.

(d)	Buyer has not acquired the Share(s) as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Share(s) which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Share(s); provided, however, that the Buyer may sell or otherwise dispose of the Share(s) pursuant to registration thereof under the Securities Act and any applicable state and federal securities laws or under an exemption from such registration requirements.

(e)	Buyer and Buyer’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Buyer or Buyer’s advisors. Buyer and Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer understands that Buyer’s investment in the Shares involves a significant degree of risk.

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(f)	At no time was Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Buyer is not purchasing the Shares acquired by Buyer hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares acquired by Buyer hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(g)	Buyer is acquiring the Shares for Buyer’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Shares. Further, Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

(h)	Buyer understands that the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and Buyer will not resell any Shares unless (1) Buyer sells the Shares in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto) under the Securities Act, pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act and (2) Buyer shall have delivered to the Company, at the cost of Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company. Buyer acknowledges that neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(i)	Buyer, either alone or together with Buyer’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(j)	Buyer understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

(k)	Buyer understands that no material public market now exists for the Shares, and that the Company has made no assurances that a material public market will ever exist for the Shares.

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(l)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended shall be included on any certificates representing the Shares. Buyer also understands that the Shares may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

Section 4.04 Brokers. Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article V. INDEMNIFICATION

Section 5.01 General Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement of the other Transaction Documents by the Indemnifying Party.

Section 5.02 Procedures for Indemnification. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this Article V against the Indemnifying Party, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the “Notice of Loss”) to the Indemnifying Party stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

Section 5.03 Payment. Upon a determination of liability under this Article V the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement or the other Transaction Documents, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article V with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

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Section 5.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement or the other Transaction Documents shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the other Transaction Documents, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article VI. MISCELLANEOUS

Section 6.01 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

BioPower Operations Corporation Attn: Troy MacDonald

20801 Biscayne Blvd., Suite 403

Aventura, FL 33180

Email: t.macdonald@hyfi-corp.com

If to Buyer, to the address as set forth on the signature pages hereto.

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 6.02 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or the other Transaction Documents or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.03 Amendments; No Waivers; No Third-Party Beneficiaries.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties.

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(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement or the other Transaction Documents. No exercise of any right or remedy with respect to a breach of this Agreement or the other Transaction Documents shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or the other Transaction Documents or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 6.04 Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement or the other Transaction Documents shall be paid by the Party incurring such cost or expense.

Section 6.05 Further Assurances. At and following the Closing, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of the Transaction Documents.

Section 6.06 Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

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Section 6.07 Governing Law; Etc.

(a)	This Agreement and the other Transaction Documents, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transactions or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of Nevada, without regard to any jurisdiction’s conflict-of-laws principles.

(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.07(c).

(d)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 6.08 Survival. The representations and warranties in this Agreement shall survive the Closing for a period of 12 months from the Closing Date, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

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Section 6.10 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 6.11 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 6.12 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement and the other Transaction Documents were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof and thereof in addition to any other remedy at law or in equity.

Section 6.13 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 6.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Closing Date.

BioPower Operations Corporation

By:	/s/ Troy MacDonald
Name:	Troy MacDonald
Title:	CEO

Clarke Compton

By:	/s/ Clarke Compton
Name:	Clarke Compton

Address for Notices:

Clarke Compton
3215 Cameron Heights Way NW
Edmonton, AB
T6M0S6
Canada
Email:

Executed at:	Edmonton
(location outside the US.)

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